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                                                                   EXHIBIT 10.11

                                                                [EXECUTION COPY]

                             MANAGEMENT AGREEMENT


     This MANAGEMENT AGREEMENT (the "Agreement"), dated as of June 11, 1997, is made by and between, Leslie's Poolmart, Inc., a Delaware corporation (the "Company"), and LEONARD GREEN & PARTNERS, L.P. ("LGP").

     WHEREAS, the Company desires to obtain from LGP, and LGP desires to provide, certain management, consulting and financial planning services on an ongoing basis and certain financial advisory and investment banking services in connection with major financial transactions that may be undertaken from time to time in the future.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows:

1.   RETENTION.
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     1.1  General Services.  Subject to the terms and conditions hereof, LGP
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will provide management, consulting and financial planning services to the
Company on an ongoing basis in connection with the operation and growth of the Company and its respective subsidiaries during the term of this Agreement (the "General Services").

     1.2  Major Transaction Services.  Subject to the terms and conditions
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hereof, either or both of LGP and Hancock Park Associates ("HPA") may provide financial advisory and investment banking services to the Company in connection with major financial transactions that may be undertaken from time to time in the future ("Major Transaction Services" and, together with the General Services, the "Services").

     1.3  Approval Requirements.  In addition to any applicable requirements in
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the Company's charter, preferred stock or financing documents, no Major
Transaction Services shall be provided by LGP nor fees paid to LGP in connection therewith pursuant to Sections 1.2 or 2.2 unless, in each such case, such Services and fees are approved (i) if one of Messrs. Michael J. Fourticq and Brian P. McDermott then holds at least one third of his Fully Diluted Ownership (as defined in the Stockholders Agreement and Subscription Agreement of even date herewith among the Company and the stockholders named therein (the "Stockholders Agreement")), by such individual, and otherwise by a majority of the disinterested directors of the Company or (ii) by the board of directors of the Company after it is presented with a fairness opinion of a nationally recognized investment bank.

2.   COMPENSATION.
     ------------

     2.1  General Services Fee.  In consideration of the General Services, the
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Company shall pay LGP an aggregate annual fee of $244,800.  Such fee shall be payable pro rata for the initial month and thereafter in equal monthly installments of $20,400, in advance, on the first day of each month commencing on the first such day following the date hereof. Notwithstanding the foregoing, at such time as Green Equity Investors II, L.P. or an affiliate thereof (collectively,


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 "Green") owns 50% or less of the shares of the Company it holds on the date hereof, such fee shall be automatically reduced by 50%.

     2.2  Major Transaction Service Fee.  In consideration of Major Transaction
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Services provided by HPA or LGP from time to time, the Company may pay reasonable and customary fees for services of like kind, taking into consideration all relevant factors, including but not limited to, the complexity of the subject transaction, the time devoted to providing such services and the value of HPA's or LGP's investment banking expertise and relationships within the business and financial community.

     2.3  Merger Transaction Fees.  In connection with the transactions
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contemplated by the Agreement and Plan of Merger dated as of February 26, 1997 by and among Leslie's Poolmart, a California corporation, LPM Holdings, Inc. and Poolmart USA (collectively, the "Merged Companies") in connection with which each of LGP and HPA has provided financial advisory and certain other services in connection with the Merger Transaction (as defined in the Agreement) and the financing thereof, including, without limitation (a) the identification and evaluation of the Merger Transaction as an appropriate investment opportunity,
(b) negotiations with other investors regarding the terms of the Merger Transaction, (c) the selection, retention and supervision of outside legal counsel, (d) the incorporation and organization of the Merged Companies, (e) preparation and filing of federal state and local tax, securities and other required filings and related advice required in connection with the Merger Transaction, (f) conducting negotiations with investors and lenders to the Company in connection with the financing of the Merger Transaction and (g) reviewing documentation relating to the Merger Transaction and the financing of the Merger Transaction, the Company hereby agrees to pay a fee of $1,400,000 to LGP on the date hereof. LGP will immediately pay one half of such fee to Hancock Park Associates.

     2.4  Expenses.  In addition to the fees to be paid to LGP under Sections
          --------
2.1 and 2.2 hereof, the Company shall pay to, or on behalf of, HPA or LGP, promptly as billed, all reasonable out-of-pocket expenses incurred by LGP in connection with the Services rendered hereunder.

3.   TERM.
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     3.1  Termination.  This Agreement shall terminate on the first to occur of
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(i) the tenth anniversary of the date of this Agreement and (ii) the date on which Green shall own 25% or less of the shares of the Company it holds on the date hereof. Notwithstanding the foregoing, this Agreement may be terminated at any time by LGP by written notice to the Company.

     3.2  Survival of Certain Obligations.  Notwithstanding any other provision
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hereof, the Company's obligation to pay amounts due with respect to periods prior to the termination hereof pursuant to Section 2 and the provisions of
Section 5 shall survive any termination of this Agreement.

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4.   DECISIONS/AUTHORITY OF MANAGEMENT ADVISOR.
     -----------------------------------------

     4.1  Decisions by the Company.  The Company reserves the right to make all
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decisions with regard to any matter upon which LGP has rendered its advice and consultation.

     4.2  Independent Contractor.  LGP shall act solely as an independent
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contractor and shall have complete charge of its personnel engaged in the performance of the Services. As an independent contractor, LGP shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company.

5.   INDEMNIFICATION.
     ---------------

     5.1  Indemnification/Reimbursement of Expenses.  The Company shall (i)
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indemnify, defend and hold harmless LGP, its affiliates, and the partners, directors, officers, employees, agents and controlling persons of LGP and their respective affiliates (collectively, the "INDEMNIFIED PARTIES") to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Agreement or the engagement of LGP pursuant to, and the performance by LGP of the Services contemplated by, this Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability.

     5.2. Limited Liability.  The Company shall not be liable under the
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indemnification contained in Section 5.1 to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from LGP's willful misconduct or gross negligence. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, holders of their securities or their creditors related to or arising out of the engagement of LGP pursuant to, or the performance by LGP of the Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from LGP's willful misconduct or gross negligence.

     5.3  Contribution.  In order to provide for just and equitable
          ------------
contribution, if a claim for indemnification pursuant to this Agreement is made but it is found in a final non-appealable judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and LGP, on the other hand, shall contribute to the losses, claims, damages, liabilities, costs and expenses to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and LGP, on the other hand, and also the

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relative fault of the Company, on the one hand, and LGP, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities, costs and expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, LGP shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by it pursuant to this Agreement.

6.   MISCELLANEOUS.
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     6.1  Assignment.  Neither the Company nor LGP shall assign this Agreement
          ----------
or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other; provided, however, that, without obtaining such
                              --------  -------
consent, LGP may assign this Agreement or its rights and obligations hereunder to (i) any of its affiliates; (ii) any investment manager, investment advisor or partner of LGP, or any principal or beneficial owner of any of the foregoing; or
(iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is either LGP or any person identified in (i) or (ii) above. Subject to the foregoing, this Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

     6.2  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California as applied to contracts made and performed within the State of California without regard to principles of conflict of laws.

     6.3  Severability.  If any term, provision, covenant or restriction of this
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Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

     6.4  Entire Agreement.  This Agreement contains the entire agreement
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between the parties with respect to the subject matter of this Agreement and memorializes and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date of this Agreement.

     6.5  Further Assurances.  Each party hereto agrees to use all reasonable
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efforts to obtain all consents and approvals and to do all other things necessary to consummate the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

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     6.6  Attorneys' Fees.  In any action or proceeding brought to enforce any
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provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     6.7  Headings.  The headings in this Agreement are for convenience and
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reference only and shall not limit or otherwise affect the meaning hereof.

     6.8  Amendment and Waiver.  This Agreement may be amended, modified or
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supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

     6.9  Dispute Resolution.  Any dispute amongst any of the Company, LGP or
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HPA arising under or resulting from this Agreement shall be deemed to be a dispute described under Section 14 of the Stockholders Agreement and shall be subject to arbitration as set forth therein.

     6.10 Counterparts.  This Agreement may be executed in any number of
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counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement on the date first appearing above.


                         LESLIE'S POOLMART, INC.


                         By: Brian McDermott
                             --------------------------------------
                         Name: BRIAN MCDERMOTT
                               ------------------------------------
                         Title: PRESIDENT & C.E.O
                                -----------------------------------


                         LEONARD GREEN & PARTNERS, L.P.

                          By: LGP MANAGEMENT, INC.

                              By: Gregory J Annick
                                  ---------------------------------
                                  Gregory J. Annick,Vice President



                         AGREED TO AND ACCEPTED:

                         HANCOCK MANAGEMENT PARTNERS, INC.


                         By: Brian McDermott
                             --------------------------------------
                             Brian P. McDermott,Vice President